Exhibit 99.1

SAVARA ANNOUNCES PRICING OF $130.0 MILLION PUBLIC OFFERING OF COMMON STOCK AND PRE-FUNDED WARRANTS

LANGHORNE, Pa., October 29, 2025—Savara Inc. (Nasdaq: SVRA), a clinical stage biopharmaceutical company focused on rare respiratory diseases, today announced the pricing of an underwritten public offering of 23,809,524 shares of its common stock at a price of $4.20 per share and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase 7,142,857 shares of common stock at a price of $4.199 per pre-funded warrant, in each case, before deducting underwriting discounts and commissions, for total gross proceeds of $130.0 million. All of the securities to be sold in the offering are being sold by Savara. Savara also granted the underwriters a 30-day option to purchase up to an additional 4,642,857 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on October 31, 2025, subject to the satisfaction of customary closing conditions.

Savara intends to use the proceeds from the offering for general corporate purposes, which include the funding of clinical development of and pursuing regulatory approval for MOLBREEVI*, investing in commercialization infrastructure and supply, commercial launch preparation activities in the United States and European Union, and general and administrative expenses.

Jefferies, Piper Sandler, and Guggenheim Securities are acting as joint book-running managers for the offering. Oppenheimer & Co. is acting as the lead manager, and Citizens Capital Markets and H.C. Wainwright & Co. are acting as co-managers for the offering.

These securities were offered by Savara pursuant to its existing shelf registration statement (File No. 333-279274) filed with the Securities and Exchange Commission (SEC) on May 9, 2024 and declared effective on May 21, 2024. A preliminary prospectus supplement describing the terms of the offering was filed with the SEC on October 29, 2025. A final prospectus supplement related to the offering will be filed with the SEC and will form a part of the effective registration statement. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com; Piper Sandler & Co., Attention: Prospectus Department, 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401, by telephone at (800) 747-3924 or by email at prospectus@psc.com; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, New York 10017, by telephone at (212) 518-9544 or by email at GSEquityProspectusDelivery@guggenheimpartners.com. An electronic copy of the prospectus supplement and accompanying prospectus relating to the offering will be available on the SEC website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Savara, and shall not constitute an offer, solicitation, or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Savara

Savara is a clinical stage biopharmaceutical company focused on rare respiratory diseases. Savara’s lead program, MOLBREEVI*, is a recombinant human granulocyte-macrophage colony-stimulating factor (GM-CSF) in Phase 3 development for autoimmune pulmonary alveolar proteinosis (autoimmune PAP). MOLBREEVI is delivered via a proprietary investigational eFlow® Nebulizer System (PARI Pharma GmbH) specifically developed for inhalation of MOLBREEVI. Savara’s management team has significant experience in rare respiratory diseases and pulmonary medicine, identifying unmet needs, and effectively advancing product candidates to approval and commercialization.

*MOLBREEVI is the FDA and EMA conditionally accepted trade name for molgramostim inhalation solution. It is not approved in any indication. MOLBREEVI is a trademark of Savara Inc.

Forward-Looking Statements

Savara cautions you that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Such statements include, but are not limited to, statements relating to the offering, including the anticipated closing date for and uses of proceeds from the offering. Savara may not actually achieve any of the matters referred to in such forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Savara’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, stock market conditions; Savara’s ability to satisfy the conditions to closing in the underwriting agreement; Savara’s ability to complete the offering; the risks associated with our ability to successfully develop, obtain regulatory approval for, and commercialize MOLBREEVI for autoimmune PAP; the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations; the availability of sufficient resources for Savara’s operations and to conduct or continue planned clinical development programs; and the timing and ability of Savara to raise additional capital as needed to fund continued operations. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of Savara’s risks and uncertainties, you are encouraged to review Savara’s documents filed with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Savara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Media and Investor Relations Contact

Savara Inc.

Temre Johnson, Executive Director, Corporate Affairs

ir@savarapharma.com